EXHIBIT 99.1

2901 Patrick Henry Drive Santa Clara, CA 95054 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com

Echelon Reports First Quarter 2018 Results

-- Unveils Next-Generation Open and Programmable Edge Server;
Installs Connected Outdoor Lighting Solutions in Multiple Cities --

Santa Clara, Calif., May 10, 2018 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the first quarter ended March 31, 2018.

“The first quarter saw increased momentum across our Industrial IoT product line and continued interest in our smart city and smart enterprise intelligent lighting solutions,” said Ron Sege, Chairman and CEO. “With the announcement of our new SmartServer™ IoT this quarter, we are targeting the 80% of connectable industrial devices which are not IP-based and therefore require an edge server device. The SmartServer IoT embraces legacy devices, extends to devices connected with emerging technologies and enhances both by leveraging cloud-based analytics. We expect these capabilities to help customers more quickly achieve improved business outcomes without ‘ripping and replacing’ existing systems. We also believe that our new reseller partnership will help us deliver solutions for smart cities, smart buildings and other industrial control applications to not only Echelon’s installed base of more than 140 million devices, but also to new customers worldwide.”

Financial Highlights

•	Revenue: $7.8 million.

•	GAAP Operating expenses $6.0 million; Non-GAAP Operating expenses $5.6 million.

•	GAAP Net Loss: $1.4 million; GAAP Net Loss per Share: $0.30.

•	Non-GAAP Net Loss: $0.9 million; Non-GAAP Net Loss per Share: $0.21.

•	Cash & investments: $19.1 million.
Revenue was $7.8 million in the first quarter, an increase from $7.7 million, or 1.7% from the previous year.

GAAP gross margin in the first quarter was 55.9% compared with 57.3% a year ago. The year-over-year decline is the result of higher indirect costs in the first quarter.

GAAP operating expenses for the quarter were $6.0 million, up from $5.6 million during the same period last year. Non-GAAP operating expenses for the quarter were $5.6 million, up from $5.2 million a year ago. The increases were primarily driven by elevated R&D costs associated with new product introductions consistent with the Company’s strategy.

GAAP net loss for the quarter was $1.4 million, or $0.30 per share, compared to a net loss of $1.3 million, or $0.28 per share in the same period last year. Non-GAAP net loss for the first quarter was $0.9 million, or $0.21 per share, compared with non-GAAP net loss of $0.8 million, or $0.18 per share a year ago. The year-over-year increase in non-GAAP net loss was primarily attributable to lower gross margin and increased operating expenses this quarter.

Included in both GAAP and non-GAAP results for the first quarter of 2018 were foreign currency translation losses of $223,000, which were attributable to fluctuations in foreign currency denominated short-term intercompany balances. This compares to foreign currency translation losses of $88,000 in the first quarter of 2017. Partially offsetting these foreign currency translation losses in the current quarter was a gain of $424,000 that was recognized upon the final liquidation of the joint venture with Holley Metering in China. These foreign currency translation losses, as well as the gain on the joint venture liquidation, are reflected in the Interest and Other Income (Expense), Net line of the condensed consolidated statements of operations.

The Company ended the quarter with $19.1 million in cash and investments.

Connected Lighting Solutions Highlights

Inquiries for connected lighting solutions continued to grow in the first quarter as more customers became interested in the benefits of Echelon’s differentiated solutions, and market interest in smart city and smart enterprise applications accelerated. We continue to see strengthening in the market, however sales cycles are expected to remain unpredictable and implementations of these complex systems can take many months, resulting in lumpy revenue in this product line.

Connected lighting projects previously highlighted, including a major city in New England, the City of Rancho Cucamonga and a major city in Silicon Valley, all continue to roll out and are at various stages of deployment and installation.

During the quarter, a Federal military base selected Echelon as part of their LED base-wide streetlight project. The military base is deploying Echelon intelligent lighting controls not only for energy savings, but also for remote control of beacon lights to alert emergency paths for base activities. The base chose Echelon control solutions due to the proven reliability of the solution.

Echelon recently announced a global value-added reseller agreement with Allied Telesis (ATI) whereby ATI will incorporate Echelon’s intelligent lighting solutions into its smart city and smart campus projects. Using Echelon’s next generation intelligent lighting solutions, ATI can turn otherwise ordinary LED streetlight retrofits into 21st century smart city networks capable of fine-tuned control and forming the backbone for future smart city applications.

LonWorks®-enabled Embedded IoT Platform Highlights

During the quarter the company continued to promote the value of its ‘embrace, extend and enhance’ Industrial IoT strategy. This strategy leverages existing control infrastructure such as that built on LonWorks and other protocols (‘embrace’) and allows customers to extend these networks with emerging technologies such as Bluetooth, WiFi and Zigbee (‘extend’). These networks can then easily be connected to emerging cloud-based analytics applications to collect and analyze data to optimize operations (‘enhance’).

At the center of this strategy is the new SmartServer IoT, announced during the quarter, a next-generation open and programmable edge server that will incorporate the most common industrial device protocols as well as Internet connectivity. The edge server delivers the value of the industrial IoT to traditional control systems such as LonWorks, BACnet or Modbus, releasing the data locked in those systems by bringing the worlds of operational technology, information technology, and cloud services together in a single system.

SmartServer IoT is an open, programmable and extensible platform where OEM’s and integrators can ease and accelerate the process of collecting data for valuable analysis. Users will benefit from a significant improvement in performance, faster development times, flexible deployment options and easy customization, all without having to rip and replace legacy devices. This new SmartServer is up to ten times faster and has more than 50 times the memory of its predecessor. With built-in support for the common industrial device protocols, developers can create solutions in days or weeks instead of months or years, saving untold hours of development time.

A report by IHS on the Industrial IoT Segment finds that greater than 80% of the billions of connectable industrial devices are non-IP based, highlighting the market potential for a multi-protocol edge server for capturing and making the data consumable from cloud analytics and AI services. Gartner suggests that, by 2020, 90% of IoT projects will utilize an IoT edge server gateway to connect legacy devices to emerging ones, up from 60% today. Further, International Data Corporation (‘IDC’) predicts that this year alone, 45% of IoT data will be stored, processed, and acted upon at the edge rather than sending it to a data center, providing a significant market opportunity for Echelon.

Echelon also announced the latest upgrade to its LON commissioning tool. This software allows customers to easily and securely deploy, configure, program, and operate large-scale networks of a wide range of devices from a Windows laptop.  The new upgrade is a key component of Echelon's embrace, extend and enhance strategy to make embedded device networks easily and securely accessible to the cloud, and demonstrates Echelon's ongoing leadership in innovation for the Industrial IoT.

Under the reseller agreement described above, ATI will be leveraging Echelon’s embrace, extend and enhance strategy to help more customers rapidly see the benefits of industrial IoT technologies.

Sales & Marketing Highlights

Echelon recently conducted its first Net Promotor Score (NPS) survey and found its brand loyalty at the same level as some well-known, highly-recognized companies such as Cisco, T-Mobile, Microsoft, Philips and Toyota. NPS is currently used by more than two-thirds of the Fortune 1000 and gauges the loyalty of a firm’s customer/partner relationships.

Echelon recently presented at the 2018 AHR Expo in Chicago, the world’s largest heating, ventilation, air conditioning and refrigeration marketplace, and at Light and Building 2018 in Frankfurt, Germany, the world’s leading trade fair for lighting and building services technology. At the conferences, Echelon announced its new next generation SmartServer IoT edge server supported by two whitepapers:

Accessing Data: The currency of the IoT and The lifeblood of Artificial Intelligence, and
Overcoming Obstacles to Intelligent IIoT Applications

Outlook

Echelon’s guidance for the second quarter of 2018 is as follows:

•	Total revenues are expected to be in a range of $7.3 million to $7.7 million.

•	Gross margin is expected to be in a range of 55% to 57%.

•	GAAP operating expenses are expected to be in a range of $5.9 million to $6.1 million.

•
Non-GAAP operating expenses are expected to be in a range of $5.4 million to $5.6 million as we continue to incur near-term costs associated with the roll-out of new products. The Company expects these costs will return to more historical levels later in 2018.

•	GAAP loss per share is expected to be between $0.34 and $0.47, based on 4.5 million weighted average shares outstanding.

•	Excluding expected non-cash equity compensation charges of $0.11 per share, non-GAAP loss per share is expected to be between $0.23 and $0.36.

About Echelon Corporation

For 30 years Echelon (NASDAQ: ELON) has pioneered the development of open-standard networking platforms for connecting, monitoring and controlling devices in commercial and industrial applications. With more than 140 million connected devices installed worldwide, Echelon's solutions host a range of applications enabling customers to reduce energy and operational costs, improve safety and comfort, and create efficiencies through optimizing physical systems. Echelon is focusing today on two IoT (Internet of Things) market areas: creating smart cities and smart campuses through connected outdoor lighting systems and enabling device makers to bring connected products to market faster via a range of IoT-optimized embedded systems. More information about Echelon can be found at www.echelon.com.

Echelon, Echelon logo, LON, LonWorks and SmartServer are trademarks of Echelon Corporation that may be registered in the United States and other countries. All other trademarks are owned by their respective owners.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we have provided in this press release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures consist of (i) non-GAAP net income, which is defined as net income less stock-based compensation expense, adjustments to contingent consideration, restructuring, goodwill impairment, lease termination charges, and income tax effect of reconciling items, and (ii) non-GAAP net income per share, which is defined as non-GAAP net income divided by the fully diluted weighted-average number of shares outstanding.

We use these non-GAAP financial measures internally to analyze our financial results and trends, prepare and approve our annual budget, and develop short- and long-term operating plans. We believe these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends. However, it is important to note that these non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. In addition, stock-based compensation expense and other excluded items may have a material impact on our reported financial results. As a result, these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Risk Factors Regarding Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Forward looking statements include, without limitation, statements regarding our future financial and operating performance, including our guidance for the second quarter of 2018, opportunities for future growth, the size of prospective markets, and our business strategy, plans and objectives. Actual results could differ materially from those projected in our forward-looking statements as a result of a number of risks and uncertainties, including, but not limited to, risks associated with the continued development and growth of markets for Echelon's products; failure to achieve revenue estimates or maintain expense controls; anticipated product performance and value; circumstances that may delay the time frame for achieving our business outlook; our ability to attract and retain talent; the risk of competition that may arise as the market develops or through consolidations in the industry; the timely development of our products and services and the ability of those products and services to perform as designed and meet customer expectations; the deployment and success of the pilot programs and proof of concepts, including the extent to which they result in follow-on orders; the risk that we do not meet expected or required shipment, delivery or acceptance schedules for our products, which could cause us to incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The financial information presented in this release reflects estimates based on information that is available to us at this time. We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in our Annual Report on Form 10-K when filed with the Securities and Exchange Commission.

Investor Relations Contact
StreetSmart Investor Relations
(415) 775-1788
rhonda@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$5,846	$7,261
Restricted investments	1,250	1,250
Short-term investments	11,960	11,967
Accounts receivable, net	2,556	2,296
Inventories	3,566	3,251
Deferred cost of goods sold	529	1,039
Other current assets	1,516	1,152
Total current assets	27,223	28,216
Property and equipment, net	453	458
Other long-term assets	1,226	1,712
	$28,902	$30,386
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,570	$2,317
Accrued liabilities	2,256	1,878
Deferred revenues	849	1,812
Total current liabilities	5,675	6,007
Long-term liabilities	616	652
Total stockholders’ equity	22,611	23,727
	$28,902	$30,386

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Revenues	$7,837	$7,703
Cost of revenues (1)	3,460	3,292
Gross profit	4,377	4,411
Operating expenses:
Product development (1)	3,005	2,227
Sales and marketing (1)	1,310	1,462
General and administrative (1)	1,705	1,924
Total operating expenses	6,020	5,613
Loss from operations	(1,643)	(1,202)
Interest and other income (expense), net	258	(65)
Loss before provision for income taxes	(1,385)	(1,267)
Income tax (benefit)/ expense	(6)	(6)
Net loss	$(1,379)	$(1,261)

Basic and diluted net loss per share	$(0.30)	$(0.28)

Shares used in computing net loss per share:
Basic	4,527	4,434
Diluted	4,527	4,434

(1) Amounts include stock-based compensation costs as follows:
Cost of revenues	$58	$29
Product development	94	124
Sales and marketing	88	102
General and administrative	204	212
Total stock-based compensation expenses	$444	$467

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended
	March 31,
	2018	2017
GAAP net loss	$(1,379)	$(1,261)

Stock-based compensation	444	467
Total non-GAAP adjustments to earnings from operations	444	467
Income tax effect of reconciling items	—	—
Non-GAAP net loss	$(935)	$(794)
Non-GAAP net loss per share:
Diluted	$(0.21)	$(0.18)
Shares used in computing net loss per share:
Diluted	4,527	4,434

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Cash flows provided by (used in) operating activities:
Net loss	$(1,379)	$(1,261)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	119	110
Increase in allowance for doubtful accounts	—	(7)
Increase in accrued investment income	(44)	(16)
Stock-based compensation	444	467
Gain on liquidation of joint venture	(424)	—
Change in operating assets and liabilities:
Accounts receivable	(270)	(224)
Inventories	(315)	54
Deferred cost of goods sold	48	(159)
Other current assets	65	(124)
Accounts payable	290	42
Accrued liabilities	135	(545)
Deferred revenues	(3)	185
Deferred rent	(19)	(18)
Net cash used in operating activities	(1,353)	(1,496)

Cash flows provided by (used in) investing activities:
Purchases of available‑for‑sale short‑term investments	(5,948)	(5,979)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	6,000	6,000
Change in other long‑term assets	9	11
Capital expenditures	(87)	(16)
Net cash provided by (used in) investing activities	(26)	16

Cash flows provided by (used in) financing activities:
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(66)	(17)
Net cash used in financing activities	(66)	(17)

Effect of exchange rates on cash:	30	19

Net change in cash and cash equivalents	(1,415)	(1,478)
Cash and cash equivalents:
Beginning of period	7,261	9,803
End of period	$5,846	$8,325